Exhibit 15.2

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the Registration Statement and related Prospectus on Form F-3 (File No. 333-178444) of ours reports dated February 22, 2012 relating to the consolidated financial statements of France Telecom and subsidiaries, and the effectiveness of France Telecom’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of France Telecom for the year ended December 31, 2011.

/s/    DELOITTE & ASSOCIÉS

Neuilly-sur-Seine, France

April 13, 2012